Exhibit 99.3

Jamba Signs Master Development Agreement to Open 80 Stores in Canada

Agreement Brings Jamba Juice to Third Major International Market

EMERYVILLE, Calif., May 23, 2011 – Jamba Inc. (NASDAQ:JMBA), a widely recognized healthy, active lifestyle brand announced today that it has signed a master development agreement with Canada Juice Corp. to develop 80 stores across Canada over the next 10 years. The first Jamba Juice Canadian locations are anticipated to open in late 2011.

The principals of Canada Juice Corp. are world leaders in the frozen yogurt category with over 1,200 stores in 25 countries around the world under several brands including Yogen Früz, Yogurty’s, I Can’t Believe It’s Yogurt, Swensen’s Ice Cream, Bresler’s Ice Cream and Ice Cream Churn.

This agreement represents the latest step in Jamba’s international franchise store growth and supplements the recent expansion into South Korea and the Philippines.

About Jamba, Inc.

Jamba, Inc. (NASDAQ: JMBA) is a holding company which through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, Jamba Juice is a leading destination for specialty better-for-you beverage and food offerings, including great tasting whole fruit smoothies, fresh squeezed juices, hot beverages including organic coffee and tea, hot oatmeal made with organic steel cut oats, wraps, salads, sandwiches, California Flatbreads™, premium frozen yogurt, and a variety of baked goods and snacks. Jamba-branded products for at-home enjoyment are also available through select retailers and Jamba Juice stores across the Nation. As of April 19, 2011, there were 742 locations in the United States consisting of 307 company-owned and operated stores and 435 franchise stores. For more information about Jamba Juice visit our website at www.jambajuice.com or call 1-866-4R-FRUIT (473-7848).

About Canada Juice Corp.

The principals of Canada Juice Corp. are in the business of franchising and licensing retail outlets serving frozen yogurt and ice cream, primarily under the “Yogen Früz”, Yogurty’s, I Can’t Believe It’s Yogurt, Swensen’s Ice Cream, Bresler’s Ice Cream and Ice Cream Churn trademarks. Their companies are world leaders in the franchising segment, and do business in 25 countries around the world under master franchise/license arrangements, position themselves as a significant global player in the frozen dessert category, ensuring that they stay at the cutting edge of new product development which allows them to quickly take advantage of new trends and patterns in this sector. For more information, visit www.yogenfruz.com.

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of Jamba’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, factors discussed under the section entitled “Risk Factors” in Jamba’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond Jamba’s control. You should not place undue reliance on forward-looking statements. Jamba does not assume any obligation to update the information contained in this press release.

CONTACTS

For Canada Juice Corporation

Sarah Kulbatski

(905) 479-8762

CONTACT

For Jamba, Inc

Don Duffy, ICR

203.682.8200

investors@jambajuice.com

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